SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  August 4, 2009

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Event.

On August 5, 2009, Harbin Electric, Inc. (the “Company”) issued a press release announcing that it closed an offering of 6,250,000 shares of its common stock (the “Closing”) at a public offering price of $16.00 per share. The Company received net proceeds of approximately $93.4 million from the offering, after deducting underwriting discounts and estimated offering expenses. The offering was underwritten by Roth Capital Partners, LLC (“Roth”), pursuant to that certain Underwriting Agreement by and between the Company and Roth dated as of July 30, 2009, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2009.

The Company has granted Roth the option to purchase up to an additional 937,500 shares of common stock on or prior to August 29, 2009 to cover over-allotments, if any. The Closing took place on August 4, 2009. A copy of the press release is filed herewith as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: August 6, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 5, 2009.